CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of MorphoSys AG of our report dated March 14, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in MorphoSys AG's Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Munich, Germany
November 16, 2023

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/Susanne Patommel                 /s/Sebastian Stroner
Wirtschaftsprüferin                Wirtschaftsprüfer
(German Public Auditor)            (German Public Auditor)